UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  _X_

Filed by a Party other than the Registrant ___

Check the appropriate box:

_X_   Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
___   Definitive Proxy Statement
___   Definitive Additional Materials
___   Soliciting Material Pursuant to ?240.14a-12

                             USA TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
_X_ No fee required.
___ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

___ Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                [GRAPHIC OMITTED]


                                                            February __, 2005

Dear Shareholder:

                  You are cordially invited to attend the Annual Meeting of Shareholders of USA Technologies, Inc. to be held at 10:00 a.m., March 17, 2005, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

                  In connection with the Annual Meeting, enclosed herewith is the Proxy Statement and Proxy. We are requesting your approval of a number of proposals that are very important to the Company's future success. Therefore, whether or not you expect to attend the meeting in person, it is imperative that your shares be voted at the meeting. At your earliest convenience, please complete, date and sign the Proxy and return it in the enclosed, postage-paid envelope furnished for that purpose.

                  Following the consideration of the proposals by the shareholders, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

                  I look forward to seeing you at the Annual Meeting. In the meantime, please feel free to contact me with any questions you may have.


                                                   Sincerely,

                                                   /s/ George R. Jensen, Jr.
                                                   ----------------------------
                                                   George R. Jensen, Jr.
                                                   Chairman and Chief Executive
                                                   Officer

                             USA TECHNOLOGIES, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 17, 2005

                            -------------------------

To Our Shareholders:

                  The Annual Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), will be held at 10:00 a.m., March 17, 2005, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355, for the following purposes:

                  1. The election of George R. Jensen, Jr., Stephen P. Herbert, William W. Sellers, William L. Van Alen, Jr., Steven Katz, and Douglas M. Lurio, as Directors;

                  2. To act upon a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year 2005;

                  3. To act upon an amendment to increase the number of authorized shares of Common Stock to 560,000,000; and

                  4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

                  The Board of Directors has fixed the close of business on January 31, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof.

                  You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please promptly mark, sign and date the enclosed proxy and return it in the envelope provided for that purpose.

                                           By Order of the Board of Directors,

                                           /s/ George R. Jensen, Jr.
                                           ------------------------------------
                                           GEORGE R. JENSEN, JR.
                                           Chairman and Chief Executive Officer

                             USA TECHNOLOGIES, INC.
                                 PROXY STATEMENT

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), for use at the 2005 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at 10:00 a.m., on March 17, 2005, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

         Only holders of Common Stock or Series A Convertible Preferred Stock of record at the close of business on January 31, 2005 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock and Series A Preferred Stock is entitled to one vote on all matters to come before the Annual Meeting. On January 31, 2005, the record date for the Annual Meeting, the Company had issued and outstanding 395,782,468 shares of Common Stock, no par value ("Common Stock"), and 522,742 shares of Series A Convertible Preferred Stock, no par value ("Series A Preferred Stock").

         The Company's principal executive offices are located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is February 22, 2005.

QUORUM AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class, on all matters to be submitted to shareholders at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

         Assuming the presence of a quorum, generally the adoption of a proposal by the shareholders requires the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Annual

Meeting. Directors are elected by a plurality, and the six nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors or the approval of any proposal. Approval of the proposal to ratify the selection of auditors will require the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Annual Meeting. Approval of the proposal to increase the number of authorized shares of Common Stock will require the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Annual Meeting. Only shares affirmatively voted for a proposal, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. Brokers who hold shares of stock in street name for customers and who indicate on a proxy that the broker does not have discretionary authority to vote those shares as to a particular matter are referred to as broker non-votes. Broker non-votes will have no effect in determining whether a proposal will be adopted at the Annual Meeting although they would be counted as present for purposes of determining the existence of a quorum. Abstentions as to a particular proposal will have the same effect as votes against such proposal.

REVOCABILITY OF PROXIES

         Shares represented by proxies, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any proxy not specifying to the contrary will be voted in favor of the adoption of all of the proposals referred to in the Notice of Annual Meeting and for the six nominees for Director listed in Item 1 below. A shareholder who signs and returns a proxy may revoke it any time before it is voted by the filing of an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company. Your mere attendance at the Annual Meeting will not revoke your proxy.

SOLICITATION

         The cost of soliciting proxies will be borne by the Company. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's Directors, officers or employees in person or by telephone, facsimile transmission or telegram.

                               SECURITY OWNERSHIP

COMMON STOCK

         The following table sets forth, as of June 30, 2004, the beneficial ownership of the Common Stock of each of the Company's directors, executive officers and other employees named in the Summary Compensation Table set forth below, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.



                                        Number of Shares
Name and Address                        of Common Stock           Percent of
Beneficial Owner                        Beneficially Owned(1)     of Class(2)
-------------------                     ---------------------     -----------
George R. Jensen, Jr.                    10,821,000 shares(3)            2.48%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Stephen P. Herbert                        3,236,050 shares(4)             *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Haven Brock Kolls, Jr.                      707,325 shares(5)             *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Adele H. Hepburn                          9,112,859 shares(6)            2.09%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Douglas M. Lurio                            921,463 shares(7)             *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                        2,712,486 shares(8)             *
701 Eagle Road
Wayne, Pennsylvania 19087

Steven Katz                                 535,000 shares                *
440 South Main Street
Milltown, New Jersey 08850

William L. Van Alen, Jr.                  2,773,269 shares(9)             *
P.O. Box 727
Edgemont, Pennsylvania 19028

Mary West Young                             337,500 shares(10)            *
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

All Directors and Executive Officers
As a Group (8 persons)                  22,044,093 shares(11)            5.06%

---------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, shares issuable upon the conversion of Convertible Senior Notes, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of June 30, 2004, are deemed to be beneficially owned for purposes hereof.

(2) On June 30, 2004 there were 351,654,131 shares of Common Stock and 522,742 shares of Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 522,742 shares of Common Stock, that all of the options to acquire Common Stock which have been issued and are fully vested as of June 30, 2004 (or within 60-days of June 30, 2004) have been converted into 1,897,472 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Common Stock Warrants have been exercised for 33,457,191 shares of Common Stock; that all of the Senior Notes have been converted into 47,351,320 shares of Common Stock; and that all of the accrued and unpaid dividends on the Preferred Stock as of June 30, 2004 have been converted into 667,718 shares of Common Stock. Therefore, 435,550,574 shares of Common Stock were treated as issued and outstanding for purposes of computing the percentages under this table.

(3) Includes 511,000 shares of Common Stock beneficially owned by his spouse. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction (as defined therein). See "Executive Employment Agreements". Includes 6,000,000 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership.

(4) Includes 250,000 shares issuable to Mr. Herbert upon the conversion of Senior Notes, 1,050 shares of Common Stock beneficially owned by his child, 600,000 shares of Common Stock beneficially owned by his spouse, 250,000 shares issuable upon the conversion of Senior Notes beneficially owned by his spouse and 250,000 shares issuable to Mr. Herbert upon the exercise of warrants.

(5) Includes 12,000 shares of Common Stock owned by Mr. Kolls' spouse, 150,000 shares issuable to his spouse upon conversion of her Senior Note and 3,600 shares issuable upon the exercise of warrants beneficially owned by his spouse.

(6) Includes 473,044 shares of Common Stock owned by her spouse, 5,150 shares underlying Series A Preferred Stock held by her and her spouse, 1,615,418 shares issuable upon the conversion of her Senior Notes, 58,495 shares issuable upon the conversion of Senior Notes beneficially owned by her spouse, 212,025 shares issuable upon the exercise of her warrants, and 77,000 shares upon exercise of options.

(7) Includes 225,000 shares issuable upon conversion of Senior Notes and 13,500 shares issuable upon exercise of warrants.

(8) Includes 17,846 shares of Common Stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,952 shares of Common Stock owned by Sellers Process Equipment Company of which he is a Director, 10,423 shares of Common Stock owned by Mr. Seller's wife, 408,334 shares issuable upon conversion of his Senior Notes and 143,366 shares issuable upon the exercise of warrants.

(9) Includes 266,670 shares of Common Stock issuable to Mr. Van Alen upon conversion of his Senior Notes, 548,566 shares issuable upon the exercise of warrants and 4,000 shares of Common Stock beneficially owned by his spouse.

(10) Includes 100,000 shares underlying warrants and 37,500 shares underlying options.

(11) Includes all shares of Common Stock described in footnotes (3) through (5) and (7) through (10) above.

PREFERRED STOCK

The following table sets forth, as of June 30, 2004 the beneficial ownership of the Preferred Stock by the Company's directors and executive officers, the other employee named in the Summary Compensation Table set forth above, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Preferred Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock           Percent
Beneficial Owner                      Beneficially Owned           of Class(l)
-------------------                   ------------------           -----------
Adele H. Hepburn
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355            5,150 shares (2)              *

All Directors and
Executive Officers
As a Group (8 persons)                     0 shares                  *

---------
* Less than 1%

(1) There were 522,742 shares of Preferred Stock issued and outstanding as of June 30, 2004.

(2) Ms. Hepburn is an employee of the Company.


                                     ITEM 1

                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

         The shareholders are being asked to elect six directors, who will comprise the entire Board of Directors of the Company, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. All of the nominees are current members of the Board of Directors.

         Although the Board of Directors has no reason to believe any of the nominees will be unable to accept such nomination, if such should occur, proxies will be voted (unless marked to the contrary) for such substitute person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for more than six Directors. Shareholders who do not wish their shares to be voted for a particular nominee may so direct in the space provided in the proxy card.

         The Board of Directors has nominated, and recommends the election of, the six persons listed below to serve as Directors of the Company. The following information is furnished with respect to each nominee for election as a
Director:

       Name                     Age          Position(s) with the Company
       ----                     ---          ----------------------------

George R. Jensen, Jr.           56           Chief Executive Officer,
                                             Chairman of the Board of Directors

Stephen P. Herbert              42           President, Chief Operating Officer,
                                             Director

William W. Sellers              82           Director

William L. Van Alen, Jr.        70           Director

Steven Katz                     55           Director

Douglas M. Lurio                48           Director

         George R. Jensen, Jr., has been the Chairman of the Board, Chief Executive Officer, and Director of the Company since January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour mini-series, "A.D.", a $33 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania. Since 1996, Mr. Jensen has been a Director of The Noah Fund, a publicly traded mutual fund.

         Stephen P. Herbert was elected a Director of the Company in April 1996, and joined the Company on a full-time basis in May 1996. Mr. Herbert became President and Chief Operating Officer of the Company in June 1999. Prior to joining the Company and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         William W. Sellers joined the Board of Directors of the Company in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of the Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         William L. Van Alen, Jr., joined the Board of Directors of the Company in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

         Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation ("NPDC") in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

         Douglas M. Lurio joined the Board of Directors of the Company in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr.

Lurio received a Bachelor of Arts degree in Government from Franklin & Marshall College, a Juris Doctor degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

         Cumulative voting rights do not exist with respect to the election of Directors. Pursuant to the Articles of Incorporation and Pennsylvania law, the Directors of the Company are to be elected by the holders of the Common Stock and Series A Preferred Stock voting together, with each share of Common Stock and Series A Preferred Stock entitled to one vote.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL NOMINEES.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company held a total of eight meetings during the fiscal year ended June 30, 2004 (not including actions adopted by unanimous consent). Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he was a member during the 2004 fiscal year. The Company does not have a policy with regard to Board members attendance at annual meetings. All six of our Directors attended the 2004 Annual Meeting.

         The Board of Directors has an Audit Committee and a Compensation Committee.

         The Audit Committee of the Board of Directors presently consists of Mr. Van Alen (Chairman), Mr. Sellers and Mr. Lurio. It held four meetings during the 2004 fiscal year. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants, for reviewing and evaluating the Company's accounting principles, reviewing the independence of independent auditors, and reviewing the adequacy and effectiveness of the Company's internal controls. See "Report of the Audit Committee."

         The Compensation Committee of the Board of Directors presently consists of Mr. Sellers (Chairman), Mr. Katz and Mr. Van Alen. The Committee reviews and recommends compensation and compensation changes for executives of the Company and the Board of Directors and administers the Company's stock option and stock grant plans. The Compensation Committee met two times during the 2004 fiscal year.

         The Board of Directors does not have a nominating committee. Historically our entire Board has selected nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board's practice to require unanimity of Board members with respect to the selection of director nominees. In determining whether to elect a director or to nominate any person for election by our shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy.

         Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, shareholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by shareholders who are not directors, officers, or employees of the Company on the same basis as candidates proposed by any other person. The Board will evaluate each candidate on a case-by-case basis and will not evaluate candidates differently based on who has made the proposal.

     Shareholders who wish to suggest qualified candidates should write to the Secretary, USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, PA 19355, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Board. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors receive cash and equity compensation for serving on the Board of Directors.

         The only compensation paid to our Directors during the fiscal year ended June 30, 2004 was during June 2004, when we paid $30,000 to each of Messrs. Sellers and Van Alen for services as Chairperson of the Compensation Committee and the Audit Committee, respectively, rendered during the two prior fiscal years. As a condition of the payment, each agreed to purchase 200,000 shares of Common Stock at $.15 per share as part of our 2004-A private placement.

                                     ITEM 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                             (Item 2 on Proxy Card)

         The firm of Ernst & Young LLP has served as the Company's independent registered public accounting firm for fiscal years since 1992 and has been selected by the Board of Directors to serve in the same capacity for fiscal year 2005. The shareholders will be asked to ratify this appointment at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

         The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:

                  RESOLVED, that the appointment by the Board of Directors of the Company of Ernst & Young LLP, independent registered public accounting firm, to examine the books, accounts and records of the Company for the fiscal year ending June 30, 2005 is hereby ratified and approved.

         The affirmative vote of a majority of the votes cast by all holders of the outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock and Series A Preferred Stock entitled to one vote) is required for ratification of this proposal.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE PROPOSAL SET FORTH ABOVE.

                                     ITEM 3

                    APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                      ARTICLES OF INCORPORATION INCREASING
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                             (Item 3 on Proxy Card)

         The Company's Articles of Incorporation presently authorizes the issuance of up to 475,000,000 shares of Common Stock. The Board of Directors has approved a resolution which if approved by the shareholders would increase the number of authorized shares of Common Stock to 560,000,000.

         As of January 31, 2005, the number of issued and outstanding shares of Common Stock on a fully converted basis is 474,958,077 which is less than the number of shares of Common Stock which are currently authorized (475,000,000) by the Articles of Incorporation. These shares consist of the following:

      *     395,782,468 shares of Common Stock actually issued and outstanding;

      * 522,742 shares issuable upon conversion of the currently issued and outstanding Series A Preferred Stock;

      * 706,924 shares issuable upon conversion of the accrued and unpaid dividends on the Series A Preferred Stock;

      *     1,897,472  shares issuable upon exercise of outstanding  options;

      *     9,065,378 shares issuable upon exercise of outstanding warrants;

      * 64,699,870 shares reserved for issuance upon the conversion of the outstanding Convertible Senior Notes;

      *     1,849,530 shares issuable under our agreement with Steve Illes; and

      *     433,693 shares issuable under the 2004-B Stock Compensation Plan.

         Based upon the foregoing outstanding and reserved shares, the Company currently has 41,923 shares of Common Stock remaining available for other purposes. The purpose of the proposed amendment is to authorize a sufficient number of additional shares of Common Stock to provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to raise equity capital, to issue convertible debt, to issue additional warrants or options or to make acquisitions through the use of shares. At this time, the Company has no such specific plans, proposals or arrangements, written or otherwise. As of January 31, 2005, and assuming approval of this proposal, there would be 85,041,923 shares of Common Stock eligible for future issuance. The Board of Directors will have the authority to issue these authorized shares of Common Stock from time to time for proper corporate purposes without further shareholder approval unless required by applicable law. Shareholders do not have preemptive rights with respect to the Common Stock. The issuance of Common Stock or securities convertible into Common Stock, on other than a pro-rata basis, would result in the dilution of a present shareholder's interest in the Company.

         The resolution to be considered by the shareholders at the Annual Meeting reads as follows:

                  RESOLVED, that Paragraph (A) Classes of Stock of Article 4 of the Articles of Incorporation of the Company shall be amended and restated to read in full as follows:

                           (A) Classes of Stock. The aggregate number of shares which the corporation shall have authority to issue is 561,800,000 shares, consisting of 560,000,000 shares of Common Stock, without par value, and 1,800,000 shares of Series Preferred Stock, without par value.

         Shareholder approval of this proposal is required under Pennsylvania law and the Articles of Incorporation. Approval of the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock requires the affirmative vote of a majority of all votes cast by the holders of outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock and Series A Preferred Stock entitled to one vote). If this proposal is adopted, it will become effective upon filing of Articles of Amendment with the Department of State of the Commonwealth of Pennsylvania which the Company anticipates filing immediately following the Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Our executive officers are as follows:

Name                       Age             Position(s) Held
----                       ---             ----------------
George R. Jensen, Jr.      56              Chief Executive Officer,
                                           Chairman of the Board of
                                           Directors

Stephen P. Herbert         42              President, Director

Haven Brock Kolls, Jr.     40              Vice President - Research
                                           and Development

Mary West Young            49              Chief Financial Officer


         Certain information concerning the foregoing executive officers who are also directors of the Company is set forth elsewhere in this Proxy Statement. See "Item 1- Election of Directors." The following description contains certain information concerning the foregoing executive officers who are not also directors of the Company.

         Haven Brock Kolls, Jr., joined USA Technologies on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Mary West Young joined USA in April 2004 and was named our Chief Financial Officer in May 2004. From 2001 to 2003, Ms. Young served as Senior Vice President-Finance, Controller and Chief Accounting Officer of RCN Corporation, and from 1998 to 2000 she served as Vice President - Finance and Corporate Controller for De Lage Landen Financial Services, Inc. Ms. Young held several management positions in International, Treasury and Accounting with Verizon from 1984 to 1992 and 1994 to 1998. Ms. Young received her Bachelor of Science and Masters of Business Administration degrees from La Salle University and is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2004, June 30, 2003 and June 30, 2002 to each of the executive officers and employee of the Company named below:

                           SUMMARY COMPENSATION TABLE

                               Fiscal
Name and Principal Position     Year               Annual Compensation                 Long Term Compensation
------------------------------ ------ -------------------------------------------    --------------------------
                                                                                                     Securities
                                                                   Other Annual       Restricted     Underlying
                                          Salary     Bonus(1)     Compensation(2)    Stock Awards    Options(3)
------------------------------ ------ -------------------------------------------------------------------------
George R. Jensen, Jr.,          2004    $217,500   $4,870,000(4)     $ 17,875           --                  --
Chief Executive Officer,        2003    $189,038     $250,000        $223,211           --                  --
                                2002    $135,000     $288,000        $ 80,000           --             320,000

Stephen P. Herbert,             2004    $192,692     $225,000        $ 17,875           --                  --
President                       2003    $183,854     $225,000        $185,317           --                  --
                                2002    $125,000     $270,000        $ 80,000           --             300,000

H. Brock Kolls, Senior Vice     2004    $156,923     $ 60,000        $ 63,205           --                  --
President, Research &           2003    $150,000     $ 25,000        $ 64,493           --                  --
Development                     2002    $125,769     $180,000        $ 50,000           --             250,000

Adele H. Hepburn                2004    $130,000     $167,075              --           --                  --
Director of Investor            2003    $ 91,000     $282,382              --           --                  --
Relations                       2002    $ 91,000     $472,609              --           --             500,000

Mary W. Young
Chief Financial Officer(5)      2004    $24,187      $30,000               --           --             300,000

(1) For fiscal year 2004 includes: 10,500,000 shares valued at $0.44 per share, in connection with the amendment of his employment agreement, and a $250,000 cash bonus for Mr. Jensen; a $225,000 cash bonus for Mr. Herbert; a $60,000 cash bonus for Mr. Kolls; a cashless exercise of 470,750 warrants into 470,750 shares valued at $0.10 per share and a $120,000 cash bonus for Ms. Hepburn; and 200,000 shares valued at $0.15 per share for Ms. Young. For fiscal year 2003 includes: a $100,000 Senior Note due 2005, including 2,000,000 shares valued at $0.20, and $150,000 cash bonus for Mr. Jensen; a $100,000 Senior Note due 2005, 200,000 shares valued at $0.20 and a $125,000 cash bonus for Mr. Herbert; a $25,000 cash bonus for Mr. Kolls; and a $100,000 Senior Note due 2005, including 200,000 shares valued at $0.20 a share, $41,095 Senior Note due 2004, and a $100,000 cash bonus for Ms. Hepburn. For fiscal year 2002, amount represents shares of Common Stock issued to the executive officers valued at $0.45 per share, which was the market value on the date of grant (Mr. Jensen-640,000 shares; Mr. Herbert-600,000 shares; and Mr. Kolls-400,000 shares). For Adele Hepburn in fiscal 2002, the bonus includes $408,267 of non-cash compensation, as follows:
435,334 shares of Common Stock at $0.60; 384,334 shares at $0.10; and a $108,834
2001 - D 12% Senior Notes due December 31, 2003.

(2) Represents cash payments authorized to reimburse certain executive officers for tax payments incurred from the award of a previous bonus as well as car allowance payments.

(3) In July 1999, the Company extended the expiration dates to June 30, 2001 for the options to acquire Common Stock as held by the following directors, officers, and employee: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; William Sellers - 15,500 options; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001. In February 2001, all these options were further extended until June 30, 2003, and in addition the expiration dates of the following additional options were also extended to June 30, 2003: H. Brock Kolls - 20,000 options; Stephen Herbert
- 40,000 options; George Jensen - 200,000 options. In October 2000, the Company issued to George R. Jensen, Jr., fully vested options to acquire up to 200,000 shares of Common Stock at $1.50 per share. The options were exercisable at any time within two years following issuance. In February 2001, the Company extended the expiration date of these options until June 30, 2003. Effective December 31,

2002, all of the outstanding options (whether vested or unvested) then held by each of Messrs. Jensen, Herbert, Kolls, Sellers, Van Alen, Katz, and Lurio were voluntarily canceled by each of the foregoing individuals.

(4) Prior to July 2003, Mr. Jensen's employment agreement provided that upon the occurrence of a USA Transaction he would receive that number of shares equal to seven percent of all of the then issued and outstanding shares on a fully converted basis. During July 2003, the Company and Mr. Jensen agreed to amend Mr. Jensen's employment agreement so that upon the occurrence of a USA Transaction he would receive only four percent of the authorized shares as of July 2003. Based upon the authorized shares as of July 2003 of 350,000,000, the fixed number of shares to be issued to Mr. Jensen by the Company upon the occurrence of a USA Transaction was now only 14,000,000 shares. Under the new amended agreement, the 14,000,000 shares became subject to dilution (i.e., did not increase in order to reflect subsequent issuances by the Company of its shares). Under the prior agreement, the number of shares to be issued to Mr. Jensen was not subject to dilution (i.e., would be increased in order to reflect subsequent issuances by the Company of its shares) and was based upon the actual total number of shares outstanding at the time of a USA Transaction.

For example, if a USA Transaction occurred while there were 475,000,000 shares then outstanding on a fully converted basis, Mr. Jensen would have received 33,250,000 shares under his prior agreement rather than the fixed number of 14,000,000 shares under his new amended agreement.

During July 2003, the Company issued to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which were issued as compensation to Mr. Jensen, and 8,000,000 shares of which were issued to Mr. Jensen in connection with the employment agreement amendment described above. Mr. Jensen entered into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one-year period and 8,000,000 of the shares for a two-year period.

(5) Employment commenced on April 28, 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

--------------------------------------------------------------------------------
                  Number of         Percent of         Exercise       Expiration
                  securities        total options      base price     date
                  underlying        granted to         ($/share)
                  options           employees in
Name              granted (#)       fiscal year
--------------------------------------------------------------------------------
Mary West Young   300,000 (1)       100%               $.30           (2)

(1) Conditioned upon Ms. Young's employment, the options vest at a rate of 37,500 per three-month period commencing on July 31, 2004 for an aggregate of 300,000 options on April 30, 2006.

(2) The options expire two-years from the date of vesting.


TOTAL OPTIONS EXERCISED IN FISCAL YEAR ENDED JUNE 30, 2004 AND YEAR END VALUES

The following table gives information for options exercised by an executive officer and an employee in fiscal year 2004, and the number of options held by the executive officer and the employee at fiscal year end:

                                                      Number of
                                                      Securities      Value of
                                                      Underlying      Unexercised
                                                      Unexercised     In-the-Money
                                                      Options at      Options at
                                                      FY-End (#)      FY-End($)
                   Shares Acquired    Value           Exercisable/    Exercisable/
Name               On Exercise (#)    Realized ($)    Unexercisable   Unexercisable
------------------------------------------------------------------------------------
Adele H. Hepburn    0                 0                77,000/0          0

Mary W. Young       0                 0                0/300,000         0
------------------------------------------------------------------------------------

                         EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Mr. Jensen, which expires June 30, 2007, and is automatically renewed from year to year thereafter unless canceled by Mr. Jensen or the Company. The agreement provides for an annual base salary of $250,000 effective January 1, 2004. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. In determining whether to pay such a bonus, the Board would use its subjective discretion. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter.

The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof an aggregate of 14,000,000 shares of Common Stock subject to adjustment for stock splits or combinations ("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen`s employment with the Company for any reason whatsoever. If a USA Transaction shall occur at a time when there are not a sufficient number of authorized but unissued shares of Common Stock, then the Company shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of Common Stock. In the alternative, the Company may structure the USA Transaction so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of Common Stock.

The Company has entered into an employment agreement with Mr. Herbert, which expires on June 30, 2007, and is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or the Company. The Agreement provides for an annual base salary of $230,000 per year effective January 1, 2004. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to USA.

Mr. Kolls has entered into an employment agreement with the Company, which expires on June 30, 2006, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or the Company. The agreement provides for an annual base salary of $165,000 per year effective January 1, 2004. Mr. Kolls is entitled to a payment of $5,000 upon each of the following: (i) filing of a new patent application by USA for which he is listed as the inventor; (ii) granting of any such patent application; and (iii) issuance of a patent for any patent application that had been filed prior to April 20, 2004. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The Agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of his agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Kolls has the right to terminate his agreement upon 30 days notice to USA. During December 2004, Mr. Kolls agreed to extend the expiration date of his employment agreement from June 30, 2005 to June 30, 2006, and in accordance with his employment agreement received an incentive cash payment from USA of $70,000.

Ms. Hepburn has entered into an employment agreement with the Company, which expires on June 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Hepburn or the Company. The agreement provides for an annual base salary of $130,000 per year effective January 1, 2004. Ms. Hepburn is also entitled to receive such bonus or bonuses as the Board of Directors may award to her. The Agreement requires Ms. Hepburn to devote her full time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter.

Ms. Young has entered into an employment agreement with the Company, which expires on April 30, 2005, and is automatically renewed from year to year thereafter unless canceled by Ms. Young or the Company. The agreement provides for an annual base salary of $165,000 and a discretionary performance-based bonus of up to 35% of her base salary. Ms. Young also received a $30,000 payment that she used to purchase 200,000 shares of restricted Common Stock at $.15 per share as part of the 2004-A private placement offering. Ms. Young was also granted options to purchase up to 300,000 shares of Common Stock of the Company at $.30 per share. The options vest ratably over a two-year period and are exercisable at any time during the two-year period following vesting. The agreement requires Ms. Young to devote her full-time and attention to the business and affairs of the Company, and obligates her not to engage in any investments or activities which would compete with the Company during the term of her agreement and for a period of one year thereafter.

                          REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors (the "Audit Committee") consists of three outside directors, currently Messrs. Sellers, Van Alen, and Lurio, appointed by the Board of Directors. Each member of the Audit Committee other than Mr. Lurio is independent as defined under the National
Association of Securities Dealers' listing standards. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. The Board of Directors has determined that the Company does not have an audit committee financial expert (as defined under the rules of the Securities and Exchange Commission) serving on its audit committee. The Company believes that the current members of the audit committee have sufficient knowledge, background, and experience to fulfill their responsibilities, and at the present time, it is not necessary to have such a financial expert serving on the audit committee.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JUNE 30, 2004

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2004 with the Company's management. The Audit Committee also discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 `Communication with Audit Committees'.

         The Audit Committee has also received the written disclosures from Ernst & Young LLP relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with Ernst & Young LLP the independence of that firm. The Audit Committee has also considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

     Based on the Audit Committee's reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's consolidated audited financial statements be included in the Company's Annual

Report on Form 10-KSB for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

                                    Audit Committee
                                    ----------------
                                    Mr. William L. Van Alen (Chairman)
                                    Mr. William W. Sellers
                                    Mr. Douglas M. Lurio

AUDIT AND NON-AUDIT FEES

During the fiscal years ended June 30, 2004 and 2003, fees in connection with services rendered by Ernst & Young LLP, the Company's independent registered public accounting firm were as set forth below:

                                 Fiscal 2003       Fiscal 2004
                                 -----------       -----------
Audit Fees                        $410,700           $299,869
Audit-Related Fees                      --                 --
Tax Fees                          $ 83,097           $ 65,321
All Other Fees                          --                 --
                                  --------           --------

TOTAL                             $493,797           $365,190

Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Company documents filed the Securities and Exchange Commission.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

There were no fees categorized as Audit-related or Other fees during fiscal years 2003 and 2004.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company, except as set forth below, all applicable Section 16(a) filing requirements were complied with.

George R. Jensen, Jr. did not timely report 4 transactions and filed 3 late reports; Stephen P. Herbert did not timely report 5 transactions and filed 3 late reports; William Van Alen, Jr. did not timely report 18 transactions (relating primarily quarterly interest received for past quarters) and filed 2 late reports; Steven Katz did not timely report 1 transaction and filed 1 late report; William W. Sellers did not timely reports 12 transactions (relating primarily to quarterly interest received for past quarters) and filed 1 late report; H. Brock Kolls did not timely report 2 transactions and filed 1 late report; and Mary West Young did not timely file 3 transactions and filed 1 late report.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended June 30, 2004, the Company incurred charges to Lurio & Associates, P.C., of which Mr. Lurio is President and a shareholder, for professional fees of approximately $391,000 for legal services rendered to the Company by such law firm.

On July 10, 2003, USA and George R. Jensen, Jr., Chief Executive Officer and Chairman of USA, agreed upon an amendment to Mr. Jensen's employment agreement. Pursuant thereto, the number of shares of Common Stock of USA issuable to Mr. Jensen by USA upon the occurrence of a "USA Transaction" (as such term is defined in his employment agreement) was fixed at 14,000,000 shares rather than seven percent of the then issued and outstanding shares as previously provided. USA also agreed to issue to Mr. Jensen an aggregate of 10,500,000 shares of restricted Common Stock, 2,500,000 shares of which were issued as compensation to Mr. Jensen for future services, and 8,000,000 shares of which were issued to Mr. Jensen in connection with the employment agreement amendment. Mr. Jensen has agreed to enter into a lock up agreement pursuant to which he shall not sell 2,500,000 of the shares for a one-year period and 8,000,000 of the shares for a two-year period.

During April through June 2004, certain directors and officers, members of their immediate family, and an employee, invested in the 2004-A Private Placement of USA. For each $.15 invested in the offering, the investor was issued one share and a warrant to purchase one-half of a share at $.20 per share at any time before December 31, 2004. During November 2004, the exercise price of the warrants issued as part of the offering was reduced to $.10 per share through December 31, 2004. The foregoing individuals invested as follows: Stephen P. Herbert invested $75,000 (500,000 shares and warrants to purchase 250,000 shares); William W. Sellers invested $30,000 (200,000 shares and warrants to purchase 100,000 shares); William L. Van Alen, Jr., invested $153,750 (1,025,000 shares and warrants to purchase 512,500 shares); Mary West Young invested $30,000 (200,000 shares and warrants to purchase 100,000 shares); Adele Hepburn invested $50,000 (333,333 shares and warrants to purchase 166,667 shares); Burton Jensen invested $110,000 (733,333 shares and warrants to purchase 366,667 shares); David Jensen invested $110,000 (733,333 shares and warrants to purchase 366,667 shares); Ronald Jensen invested $110,000 (733,333 shares and warrants to purchase 366,667 shares); and Lucas Post Van Alen invested $18,750 (125,000 shares and warrants to purchase shares).

Our Code of Business Conduct and Ethics prohibits us from entering into any related party transaction with an officer or director where such transaction would interfere with the exercise of the independent judgment of such officer or director or materially impair the performance of the responsibilities of any such officer or director.

        SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

         Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for inclusion in the Company's proxy statement for its 2006 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than October 24, 2005.

         Written notice of proposals of shareholders submitted for consideration at the 2006 Annual Meeting but not for inclusion in the proxy statement must have been received by the Company on or before January 8, 2006 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. The persons designated in the Company's proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

                               GENERAL INFORMATION

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote.

         Shareholders who desire to have their shares voted at the Annual Meeting are requested to mark, sign, and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. Shareholders may revoke their proxies at any time prior to the Annual Meeting and shareholders who are present at the Annual Meeting may revoke their proxies and vote, if they so desire, in person.

         A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission, for the fiscal year ended June 30, 2004 may be obtained, free of charge, by any shareholder by writing or calling Investor Relations Department, USA Technologies, Inc., 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, telephone (610) 989-0340.


                                           By Order of the Board of Directors,

                                           /s/ George R. Jensen, Jr.
                                           ------------------------------------
February __, 2005                          GEORGE R. JENSEN, JR.
                                           Chairman and Chief Executive Officer

                             USA TECHNOLOGIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS -
                 ANNUAL MEETING OF SHAREHOLDERS - MARCH 17, 2005


         The undersigned,  revoking all prior proxies,  hereby appoint(s) George
R. Jensen, Jr., and Stephen P. Herbert, or either of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on January 31, 2005, at the Annual Meeting of Shareholders to be held on March 17, 2005, and at any adjournment thereof.

         This proxy when properly executed will be voted in the manner directed on the reverse side hereof by the undersigned. If no contrary direction is made, this proxy will be voted "FOR" all of the proposals set forth on the reverse side hereof, including all the nominees listed in Item 1 (or, if any such nominees should be unable to accept such nomination, for such other substitute person or persons as may be recommended by the Board of Directors), and in accordance with the proxies' best judgment upon other matters properly coming before the Annual Meeting and any adjournments thereof.

         Please date and sign exactly as your name appears below. In the case of joint holders, each should sign. If the signor is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner, etc., give full title.


Dated: _____________, 2005
                                                      --------------------------
                                                      Signature


                                                      --------------------------
                                                      Signature


PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU SIGN THIS PROXY WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

                               [SEE REVERSE SIDE]

                  1. The election of George R. Jensen, Jr., Stephen P. Herbert, William W. Sellers, William L. Van Alen, Jr., Steven Katz and Douglas M. Lurio, as Directors.

                  ___ FOR ALL NOMINEES      ___ WITHHOLD AUTHORITY

         (If you wish to withhold authority to vote for one or more but less than all of the nominees named above, so indicate on the line provided below.)


               ---------------------------------------------------


                  2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2005.

                  ___ FOR    ___ AGAINST    ___ ABSTAIN

                  3. The proposal to increase the authorized shares of Common Stock to 560,000,000.

                  ___ FOR    ___ AGAINST    ___ ABSTAIN

                  4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.